Exhibit 99.2

Part I. FINANCIAL INFORMATION

Item 1. Financial Statements

Instinet Group Incorporated

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenue
Transaction fees	$246,449	$245,696	$771,000	$828,385
Interest income	9,414	4,061	22,522	12,923
Interest expense	(1,449)	(743)	(3,005)	(2,565)

Interest income, net	7,965	3,318	19,517	10,358

Total revenues, net	254,414	249,014	790,517	838,743

Cost of Revenues
Soft dollar	33,416	36,943	110,129	128,664
Broker-dealer rebates	63,811	59,859	204,823	190,394
Brokerage, clearing and exchange fees	56,467	47,078	165,295	159,294

Total cost of revenues	153,694	143,880	480,247	478,352

Gross margin	100,720	105,134	310,270	360,391

Direct Expenses
Compensation and benefits	57,390	43,467	167,313	153,320
Communications and equipment	13,655	18,775	41,015	57,564
Depreciation and amortization	13,886	13,363	34,396	45,139
Occupancy	22,804	9,351	42,728	28,197
Professional fees	11,160	7,410	29,087	20,568
Marketing and business development	1,111	2,725	3,781	10,655
Other	4,110	4,802	12,476	9,993

Total direct expenses	124,116	99,893	330,796	325,436

Contractual settlement	—	—	—	(7,250)
Investments	(8,768)	(4,031)	(36,373)	(8,705)
Insurance recovery	—	—	—	(5,116)

Total expenses	269,042	239,742	774,670	782,717

Income (loss) from continuing operations before income taxes	(14,628)	9,272	15,847	56,026
Income tax expense (benefit)	(9,779)	1,440	2,521	20,961

Net income (loss) from continuing operations	(4,849)	7,832	13,326	35,065
Discontinued operations, net of tax	89,591	2,784	93,702	9,465

Net income	$84,742	$10,616	$107,028	$44,530

EARNINGS PER SHARE
Basic
Income from continuing operations	$(0.01)	$0.02	$0.04	$0.10
Discontinued operations, net of tax	0.26	0.01	0.28	0.03

Net income	$0.25	$0.03	$0.32	$0.13

Diluted
Income from continuing operations	$(0.01)	$0.02	$0.04	$0.10
Discontinued operations, net of tax	0.26	0.01	0.27	0.03

Net income	$0.25	$0.03	$0.31	$0.13

Weighted average shares outstanding — basic	340,474	337,327	339,513	336,127
Weighted average shares outstanding — diluted	341,876	339,226	341,044	338,111

The accompanying notes are an integral part of these consolidated financial statements.

Instinet Group Incorporated

Consolidated Statements of Financial Condition

(In thousands, except per share amounts)

(Unaudited)

	September 30, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$946,317	$904,984
Cash and securities segregated under federal regulations	3,400	—
Securities owned, at market value	23,437	36,157
Securities borrowed	205,889	190,325
Receivable from broker-dealers	209,398	167,216
Receivable from customers	28,561	31,720
Commissions and other receivable, net	93,583	88,139
Investments	35,595	33,337
Fixed assets and leasehold improvements, net	70,108	79,784
Deferred tax asset, net	76,604	72,401
Intangible assets and goodwill, net	61,149	76,831
Other assets	86,817	55,413
Assets of discontinued operations	—	68,870

Total assets	$1,840,858	$1,805,177

LIABILITIES & STOCKHOLDERS’ EQUITY
LIABILITIES
Short-term borrowings	$32,296	$5,283
Securities loaned	154,709	133,189
Payable to broker-dealers	191,544	173,627
Payable to customers	31,837	45,151
Taxes payable	96,823	85,797
Accounts payable, accrued expenses and other liabilities	253,662	182,790
Liabilities of discontinued operations	—	40,498

Total liabilities	760,871	666,335

Commitments and contingencies (Note 12)

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value (950,000 shares authorized, 340,617 issued and outstanding as of September 30, 2005 and 338,180 issued and outstanding as of December 31, 2004)	3,406	3,381
Additional paid-in capital	1,627,843	1,736,150
Accumulated deficit	(605,313)	(659,596)
Accumulated other comprehensive income	38,364	55,471
Restricted stock units	26,699	13,389
Unearned compensation	(11,012)	(9,953)

Total stockholders’ equity	1,079,987	1,138,842

Total liabilities and stockholders’ equity	$1,840,858	$1,805,177

The accompanying notes are an integral part of these consolidated financial statements.

Instinet Group Incorporated

Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2005	2004
Cash flows from operating activities
Net income	$107,028	$44,530
Income from discontinued operations, net of tax	(93,702)	(9,465)

Net income from continuing operations	13,326	35,065
Adjustments to reconcile net income from continuing operations to cash used in operating activities from continuing operations:
Unrealized gain on investments	(37,046)	(4,273)
Depreciation and amortization	34,396	46,596
Deferred tax assets, net	(2,763)	8,734
Stock based compensation	12,251	3,916
Tax benefit of options exercised	1,193	1,392
Changes in operating assets and liabilities:
Cash and securities segregated under federal regulation	(3,400)	168,679
Securities borrowed, net of securities loaned	5,956	106,138
Net receivable/payable from/to broker-dealers	(24,265)	(59,548)
Net receivable/payable from/to customers	(10,232)	(183,023)
Receivables and other assets	(36,771)	35,504
Payables and other liabilities	(25,607)	(108,893)
Cash provided by operating activities — discontinued operations	7,875	13,602

Net cash (used in)/provided by operating activities	(65,087)	63,889
Cash flows from investing activities
Securities sold and matured, net of securities purchased	12,720	127,847
Purchase of fixed assets and leasehold improvements	(10,478)	(5,179)
Sale of investments	34,788	7,676
Net proceeds from sale of discontinued operations	173,589	—
Cash used in investing activities — discontinued operations	(2,435)	—

Net cash provided by investing activities	208,184	130,344
Cash flows from financing activities
Short-term borrowings, net	27,013	(14,425)
Dividends paid	(117,068)	—
Issuance of common stock	5,398	4,982

Net cash used in financing activities	(84,657)	(9,443)
Effect of exchange rate differences	(17,107)	(2,063)

Increase in cash and cash equivalents	41,333	182,727
Cash and cash equivalents, beginning of period	904,984	502,408

Cash and cash equivalents, end of period	$946,317	$685,135

Noncash activities:

In connection with the Bridge Trading Company acquisition (see Note 3), the Company recorded a noncash dividend of $50,551 to Reuters during the nine months ended September 30, 2005.

The accompanying notes are an integral part of these consolidated financial statements.

Instinet Group Incorporated

Notes to Consolidated Financial Statements

(In thousands, except per share amounts)

(Unaudited)

Note 1. Organization and Description of Business

Instinet Group Incorporated (the “Company” or “Instinet Group”) is a Delaware holding company which, through its operating subsidiaries, provides agency and other brokerage services to broker-dealers, institutional customers, hedge funds and professional traders. The Company is approximately 62% owned by subsidiaries of Reuters Group PLC (“Reuters” or “Parent”).

The Company has two distinct business lines:

•	Instinet, the Institutional Broker, which services our non-broker-dealer institutional customers as well as customers of Bridge Trading Company (“Bridge”).

•	INET, the electronic marketplace, our alternative trading system and ECN that services our U.S. broker-dealer customers.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant transactions and balances between and among the Company and its subsidiaries have been eliminated in consolidation. These financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the financial position, results of operations and cash flows for the periods presented in conformity with generally accepted accounting principles. These unaudited financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K, as filed with the SEC.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Earnings Per Share

Basic earnings per share (“EPS”) is calculated by dividing net earnings by the weighted average number of common shares outstanding. Common shares outstanding include common stock for which no future service is required as a condition to the delivery of the underlying common stock. Diluted EPS includes the determinants of basic EPS and, in addition, reflects the dilutive effect of the common stock deliverable pursuant to stock options and to restricted stock for which future service is required as a condition to the delivery of the underlying common stock.

The computations of basic and diluted EPS are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Numerator for basic and diluted EPS available to common shareholders
Income from continuing operations	$(4,849)	$7,832	$13,326	$35,065
Income from discontinued operations	89,591	2,784	93,702	9,465

Net income	84,742	10,616	107,028	44,530

Denominator for basic EPS — weighted average number of common shares	340,474	337,327	339,513	336,127
Effect of dilutive stock options and dilutive potential common shares	1,402	1,899	1,531	1,984

Denominator for diluted EPS — weighted average number of common shares and dilutive potential common shares	341,876	339,226	341,044	338,111

Basic EPS
Income from continuing operations	$(0.01)	$0.02	$0.04	$0.10
Income from discontinued operations	0.26	0.01	0.28	0.03

Net income	$0.25	$0.03	$0.32	$0.13

Diluted EPS
Income from continuing operations	$(0.01)	$0.02	$0.04	$0.10
Income from discontinued operations	0.26	0.01	0.27	0.03

Net income	$0.25	$0.03	$0.31	$0.13

Investments

Investments with a ready market are stated at fair value as determined by available market prices. Investments with no ready market are stated at estimated fair value as determined in good faith by management. Generally, management will initially value investments at cost and require that changes in value be established by meaningful third-party transactions or a significant impairment in the financial condition or operating performance of the issuer, unless meaningful developments occur that otherwise warrant a change in the valuation of an investment. Factors considered in valuing individual investments include, without limitation, available market prices, type of security, purchase price, purchases of the same or similar securities by other investors, marketability, restrictions on disposition, current financial position, operating results and other pertinent information.

Management uses its best judgment in estimating the fair value of these investments. There are inherent limitations in any estimation technique. The fair value estimates presented herein are not necessarily indicative of an amount that the Company could realize in a current transaction. Because of the inherent uncertainty of valuation, these estimated fair values do not necessarily represent amounts that might be ultimately realized, since such amounts depend on future circumstances and the differences could be material.

Realized and unrealized gains and losses from investments are included in investments on the Consolidated Statements of Operations.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Securities Borrowed and Loaned

Securities borrowed and loaned are recorded at the amount of cash collateral advanced or received. Securities borrowed require the Company to deposit cash with the lender. For securities loaned, the Company receives collateral in the form of cash in an amount generally in excess of the market value of the securities loaned. The Company monitors the market value of the securities borrowed and loaned on a daily basis, with additional collateral obtained or excess collateral refunded, as necessary.

Receivable From and Payable to Broker-Dealers

Receivable from broker-dealers is primarily comprised of fails to deliver with broker-dealers. Fails to deliver arise when the Company does not deliver securities on the settlement date. The Company records the selling price as a receivable due from the purchasing broker-dealer. The receivable is collected upon delivery of the securities. Payable to broker-dealers is primarily comprised of fails to receive. Fails to receive arise when the Company does not receive securities on settlement date. The Company records the amount of the purchase price as a payable due to the selling broker-dealer. The liability is paid upon receipt of the securities.

Receivable From and Payable to Customers

Receivable from customers is comprised of institutional debit balances and payable to customers represents free credit balances in customer accounts.

Commissions and Other Receivables, Net

Commissions and other receivables are reported net of an allowance for doubtful accounts of $16,729 and $18,830 as of September 30, 2005 and December 31, 2004, respectively. The allowance for doubtful accounts is based on our assessment of the collectibility of customer accounts. The Company regularly reviews the allowance by considering factors such as historical experience, credit quality, age of the accounts receivable balances and current economic conditions that may affect a customer’s ability to pay.

As of September 30, 2005 and December 31, 2004, included in commissions and other receivables is $17,539 and $15,348, respectively, from Archipelago Holdings, Inc., and REDIBook ECN, LLC of which $9,208 is in arbitration. The Company has commenced arbitration proceedings before the NASD and has established a reserve against this disputed arbitration amount based upon a review of the facts and circumstances surrounding the dispute.

Securities Purchased Under Agreements to Resell and Securities Sold Under Agreements to Repurchase

Transactions involving purchases of securities under agreements to resell and securities sold under agreements to repurchase are treated as collateralized financing transactions and are recorded at their contracted resale amounts plus accrued interest. It is the Company’s policy to take possession of securities with a market value in excess of the principal amount loaned plus the accrued interest thereon, in order to collateralize reverse repurchase agreements. Similarly, the Company is required to provide securities to counterparties in order to collateralize repurchase agreements. The Company’s agreements with counterparties generally contain contractual provisions allowing for additional collateral to be obtained, or excess collateral returned, when necessary. It is the Company’s policy to value collateral daily and to obtain additional collateral, or to retrieve excess collateral from counterparties, when deemed appropriate.

Foreign Currency Translation

Assets and liabilities of subsidiaries whose functional currency is not the U.S. dollar are translated based on the end of period exchange rates from local currency to U.S. dollars. Results of operations are translated at the average exchange rates in effect during the period. The resulting gains or losses are reported as comprehensive income. The accumulated gains and losses are reported as a component of Stockholder’s Equity on the Consolidated Statements of Financial Condition.

Derivatives

The Company may enter into forward foreign currency contracts to facilitate customers’ settling transactions in various currencies, primarily the U.S. dollar, British pound or euro. These forward foreign currency contracts are entered into with third parties and with terms generally identical to the Company’s customers’

transactions, thereby mitigating exposure to currency risk. Forward foreign currency contracts generally do not extend beyond 14 days and realized and unrealized gains and losses resulting from these transactions are recognized in the Consolidated Statements of Operations in the period they are incurred. These activities have not resulted in a material impact to the Company’s operations to date.

Restatements and Reclassifications

All historical information has been restated to include Bridge (see Note 3) as if Bridge had been a wholly-owned subsidiary of the Company since it was acquired by Reuters in September 2001. Bridge is included in the results of the Instinet business segment.

During the fourth quarter of 2004, the Company began classifying transaction related regulatory fees as an expense in brokerage, clearing and exchange fees. These fees had previously been recorded as a reduction of transaction fees and shown on a net basis. For the three months ended September 30, 2005 and 2004, these regulatory fees totaled $18,481 and $9,828, respectively. For the nine months ended September 30, 2005 and 2004, these regulatory fees totaled $54,342 and $42,418, respectively.

The Company’s consolidated financial statements have been restated to present Lynch, Jones & Ryan, Inc. (“LJR”) as a discontinued operation (see note 10).

Certain other reclassifications of prior year amounts have been made for consistent presentation.

Note 3. Acquisitions and Other Significant Events

On March 31, 2005, the Company acquired Bridge, an agency execution broker, from Reuters for 3,752 shares of the Company’s common stock, valued at approximately $21,500. The Company’s unaudited quarterly financial statements and the accompanying notes reflect the results of operations as if Bridge had been a wholly-owned subsidiary of the Company since it was acquired by Reuters in September 2001. This acquisition was accounted for as a transfer of entities under common control.

On April 22, 2005, the Company announced that it entered into a definitive agreement pursuant to which The NASDAQ Stock Market, Inc. (“NASDAQ”) will acquire all outstanding shares of the Company for an aggregate purchase price of approximately $1,769,000 in cash, or $5.10 per share on a fully diluted basis. The estimated merger consideration of $5.10 per share has been adjusted for a special cash dividend of $0.32 per share that was paid on August 15, 2005. The final per share price will vary based on the actual closing date, which is currently estimated to be the end of the fourth quarter, the number of vested employees’ stock plan shares outstanding and transaction costs. Upon completion of the transaction, INET will be combined with NASDAQ’s current operations. Instinet, The Institutional Broker, along with certain Instinet Group corporate liabilities, will be acquired from NASDAQ by a group led by Silver Lake Partners and Instinet senior management immediately following the NASDAQ acquisition of the Company. On April 22, 2005, the Company also entered into a definitive agreement for the acquisition of the Company’s subsidiary, LJR, by The Bank of New York which was completed on July 1, 2005 for $174,000 in cash.

On June 17, 2005 the Department of Justice (“DOJ”) issued a Request for Additional Information and Documentary Materials (a “second request”) to Instinet Group and NASDAQ in connection with the DOJ’s investigation under the Hart-Scott Rodino Antitrust Improvements Act of the pending acquisition of Instinet Group by NASDAQ. Instinet Group certified substantial compliance with the DOJ Second Request on September 30, 2005. Based on discussions with the DOJ staff responsible for reviewing the NASDAQ/Instinet transaction, we understand that the staff has forwarded its recommendation to senior DOJ officials and that we anticipate a formal decision from the DOJ soon.

Note 4. Cost Reductions and Special Charges

The Company has initiated several cost reduction programs, which have resulted in restructuring charges.

In December 2002, the Company announced that it had commenced a cost-reduction plan to reduce operating costs in order to achieve cost synergies in connection with its acquisition of Island. This restructuring included reducing staff levels and related occupancy costs. During the year ended December 31, 2002, the Company recorded a charge of $62,405. As of September 30, 2005, the Company carried a liability of $12,074 associated with this restructuring on its Consolidated Statements of Financial Condition, which is reflected as follows:

	December 31, 2004	Payments	September 30, 2005
Workforce reductions	$736	$—	$736
Office closures/consolidations	12,279	(941)	11,338

Total	$13,015	$(941)	$12,074

The Company expects to pay approximately $659 of the total remaining liability by December 31, 2005.

In December 2003, the Company announced a cost restructuring plan and recorded a charge of $59,497 related to the reduction of workforce by approximately 185 employees and the consolidation of the Company’s office space. This cost-reduction is primarily due to the strategic decisions related to the separation of Instinet and INET and the Company’s ongoing efforts to streamline its operations. As of September 30, 2005, the Company carried a liability of $9,840 associated with this restructuring on its Consolidated Statements of Financial Condition, which is reflected as follows:

	December 31, 2004	Payments	September 30, 2005
Workforce reductions	$1,407	$1,407	$—
Office closures/consolidations	13,184	(3,344)	9,840

Total	$14,591	$(4,751)	$9,840

The Company expects to pay approximately $547 of the total remaining liability by December 31, 2005.

Note 5. Securities Owned, at Market Value

Securities owned are recorded on a trade date basis and are carried at their current market value with unrealized gains and losses reported in investments on the Consolidated Statements of Operations. Securities owned have maturities of less than 3 years and consist of the following:

	September 30, 2005	December 31, 2004
Municipal bonds	$—	$10,941
Foreign sovereign obligations	23,437	25,216

Total	$23,437	$36,157

Note 6. Investments

The Company makes strategic alliances with and long-term investments in other companies. The changes in the carrying values at the end of each period result from additional investments, sales and unrealized and realized gains and losses. The carrying value of the Company’s investments consists of the following:

	September 30, 2005	December 31, 2004
Archipelago Holdings, Inc.	$—	$23,838
Starmine Corporation	33,595	7,499
NASDAQ	2,000	2,000

Total	$35,595	$33,337

The Company’s investment in NASDAQ has been recorded at the available quoted market value as of September 30, 2005.

Note 7. Intangible Assets and Goodwill, Net

Information regarding the Company’s intangible assets and goodwill is as follows:

	Estimated Life (Years)	September 30, 2005			December 31, 2004
		Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net

Technology	7.0	$102,916	$(56,819)	$46,097	$102,916	$(46,294)	$56,622
Customer relationships	5.0	24,778	(16,723)	8,055	24,778	(13,006)	11,772
Goodwill	—	14,677	(7,680)	6,997	14,677	(6,240)	8,437

Total		$142,371	$(81,222)	$61,149	$142,371	$(65,540)	$76,831

Intangible assets and goodwill arose in connection with the Company’s acquisitions of ProTrader in October 2001, Island in September 2002 and Bridge in March 2005 (see Note 3).

Intangible Assets

The intangible assets are amortized on a straight-line basis over their respective estimated useful lives. Amortization expense was $4,747 for the three months ended September 30, 2005 and 2004, and $14,242 for the nine months ended September 30, 2005 and 2004. Estimated amortization expense for the remainder of the year and each of the next four years is as follows:

Remainder of year ending December 31, 2005	$4,748
Year ending December 31, 2006	$18,525
Year ending December 31, 2007	$16,359
Year ending December 31, 2008	$11,524
Year ending December 31, 2009	$2,996

Goodwill

In connection with the acquisition of Bridge (see Note 3), goodwill previously held at Reuters was transferred to the Company. Statement of Financial Accounting Standard (“SFAS”) No. 109, Accounting for Income Taxes, requires the excess of tax-deductible goodwill over the reported amount of goodwill be applied to reduce to zero the goodwill related to an acquisition.

The amount recorded against goodwill and shown as an additional income tax expense was $480 for the three months ended September 30, 2005 and 2004, and $1,440 for the nine months ended September 30, 2005 and 2004. Estimated income tax expense for the remainder of the year and each of the next four years is as follows:

Remainder of year ending December 31, 2005	$480
Year ending December 31, 2006	$1,920
Year ending December 31, 2007	$1,920
Year ending December 31, 2008	$1,920
Year ending December 31, 2009	$757

Note 8. Comprehensive Income

Comprehensive income includes net income and changes in stockholders’ equity except those resulting from investments by or distributions to stockholders. Comprehensive income is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Net income	$84,742	$10,616	$107,028	$44,530
Changes in comprehensive income
Foreign currency translation adjustment	(569)	(1,685)	(17,107)	(2,064)

Total comprehensive income	$84,173	$8,931	$89,921	$42,466

Note 9. Stock-Based Compensation

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123 (revised 2004) (“SFAS No. 123R”), Share-Based Payment, that addresses the accounting for share-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS No. 123R eliminates the ability to account for share-based compensation transactions using the intrinsic value method under Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and generally would require that such transactions be accounted for using a fair-value-based method. The Company is currently evaluating SFAS No. 123R to determine which fair-value-based model and transitional provision it will follow upon adoption. The transition methods as prescribed in SFAS No. 123R include either the modified prospective or the modified retrospective methods. The modified prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock as the requisite service is rendered beginning with the first quarter of adoption, while the modified retrospective method would record compensation expense for stock options and restricted stock beginning with the first period restated. Under the modified retrospective method, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. SFAS No. 123R will be effective for the Company beginning January 1, 2006. Although the Company will continue to evaluate the application of SFAS No. 123R, adoption is expected to have a material impact on its results of operations.

The Company currently measures compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. The Company applies the disclosure provisions of SFAS No. 123, Accounting for Stock-based Compensation, as amended by SFAS No. 148, Accounting for Stock-based Compensation – Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company’s employee stock options equals or is less than the market price of the underlying stock on the date of the grant, no compensation expense is recognized.

As required under SFAS No. 123, the pro forma effects of stock-based compensation on net income and earnings per share for employee stock options granted and employee stock purchase plan share purchases have been estimated at the date of grant and beginning of the period, respectively, using an option pricing model. For purposes of pro forma disclosures, the estimated fair value of the options and shares is amortized to pro forma net income over the options’ vesting period and the shares’ plan period.

The Company’s pro forma information for the three and nine months ended September 30, 2005, and 2004 is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Income from continuing operations, as reported	$(4,849)	$7,832	$13,326	$35,065
Add: Stock based employee compensation expense included in income from continuing operations, net of related tax benefit	2,083	682	7,334	1,583
Deduct: Stock based employee compensation expense determined under fair value based methods for all awards, net of related tax benefit	(5,493)	(4,317)	(17,946)	(14,071)

Pro forma income from continuing operations	$(8,259)	$4,197	$2,714	$22,577

Weighted Average Shares Outstanding
Basic	340,474	337,327	339,513	336,127

Diluted	341,876	339,226	341,044	338,111

Income from continuing operations per share — as reported
Basic	$(0.01)	$0.02	$0.04	$0.10

Diluted	$(0.01)	$0.02	$0.04	$0.10

Income from continuing operations per share — pro forma
Basic	$(0.02)	$0.01	$0.01	$0.07

Diluted	$(0.02)	$0.01	$0.01	$0.07

Restricted Stock Units

During the nine months ended September 30, 2005 and 2004, the Company issued restricted stock units (“RSU”) to employees under a performance share plan. All of the RSUs require future service, cliff vest over a one or three year period and are based on certain performance criteria of the Company as a condition to the delivery of the underlying shares of common stock. As of September 30, 2005 and December 31, 2004, RSUs remain outstanding and are classified as Unearned Compensation and Restricted Stock Units on the Consolidated Statements of Financial Condition.

RSUs Outstanding
Outstanding, December 31, 2003	—
Issued 3 Year RSUs	2,300
Forfeited	(80)

Outstanding, December 31, 2004	2,220

Issued 1 Year RSUs	2,245
Issued 3 Year RSUs	2,113
Forfeited	(1,206)

Outstanding, September 30, 2005	5,372

Stock Options

During the nine months ended September 30, 2005 and 2004, the Company issued approximately 6,842 and 5,111 stock options, respectively, that vest 50% after one year and on a pro rata basis over the next 24 to 36 months.

Note 10. Discontinued Operation

On July 1, 2005, the Company sold LJR to The Bank of New York for $174 million in cash.

The revenue and results of operations of the discontinued operations for the three months ended September 30, 2005, the three months ended September 30, 2004, the nine months ended September 30, 2005, and nine months ended September 30, 2004 are summarized as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenue	$—	$41,816	$76,178	$128,103
Pre-tax income from discontinued operation, before transaction-related items	—	4,853	8,111	16,551
Proceeds from sale of discontinued operation	174,000	—	174,000	—
Post closing adjustments	1,301	—	1,301
Net equity in discontinued operations	(21,584)	—	(21,584)	—
Transaction-related costs	(3,831)	—	(4,831)	—

Pre-tax income from discontinued operations	149,886	4,853	156,997	16,551
Income tax expense	60,295	2,069	63,295	7,086

Income from discontinued operations, net of tax	$89,591	$2,784	$93,702	$9,465

The Consolidated Statements of Financial Condition include assets of discontinued operations and liabilities of discontinued operations. The net balance of these items represents the adjusted book value of the discontinued operations in accordance with the sale of LJR. The major asset and liability classes included within these categories at December 31, 2004 are as follows:

December 31, 2004
Cash and cash equivalents	$19,553
Cash and securities segregated under federal regulations	23,050
Receivable from broker-dealers	5,386
Commissions and other receivable, net	6,115
Fixed assets and leasehold improvements, net	162
Deferred tax asset, net	14,445
Other assets	159

Assets of discontinued operations	$68,870

Taxes payable	$—
Accounts payable, accrued expenses and other liabilities	40,498

Liabilities of discontinued operations	$40,498

Note 11. Income Taxes

Income tax benefit was $9,779 for the three months ended September 30, 2005 and income tax expense was $1,440 for the three months ended September 30, 2004. Our effective income tax rate was 66.9% for the three months ended September 30, 2005 and 15.5% in the comparable period in 2004. The effective tax rate for the three months ended September 30, 2005 was greater than the comparable period in 2004 primarily due to changes in valuation allowances and other provisions resulting from changes in business conditions.

Income tax expense was $2,521 for the nine months ended September 30, 2005 and $20,961 for the nine months ended September 30, 2004. Our effective income tax rate was 15.9% for the nine months ended September 30, 2005 and 37.4% in the comparable period in 2004. The effective tax rate for the nine months ended September 30, 2005 was less than the comparable period in 2004 primarily due to the offset of a portion of investment gains with capital losses and changes in valuation allowances and other provisions resulting from changes in business conditions.

Note 12. Commitments and Contingencies

Litigation

In April and May 2005, four purported class action lawsuits were filed in the Court of Chancery in the State of Delaware against Instinet Group, each of our directors and Reuters alleging, among other things, that defendants breached their fiduciary duties as to our public stockholders in connection with the proposed merger by approving the transaction at an allegedly unfair and inadequate price. On June 22, 2005, plaintiffs filed a consolidated amended complaint consolidating three of the lawsuits while voluntarily dismissing the fourth lawsuit. The amended complaint seeks, among other things, class action status, an injunction against consummation of the transaction, invalidation of certain provisions of the Merger Agreement, damages in an unspecified amount, rescission in the event the transaction is consummated and attorney’s fees.

On September 9, 2005, the parties entered into a proposed settlement of the action pursuant to a Stipulation and Agreement of Compromise, Settlement and Release. Pursuant to the proposed settlement: (i) Instinet revised the definitive proxy statement to include certain disclosures that have been agreed upon and reviewed by plaintiffs; (ii)

Nasdaq and Instinet agreed to reduce by 15%, from $66,500,000 to $56,525,000, the break-up fee that Instinet would pay to Nasdaq under certain conditions pursuant to Section 8.6(a) of the merger agreement; and (iii) Nasdaq agreed to waive, with respect to members of the purported plaintiff class only, the provisions of the merger agreement pursuant to which the aggregate merger consideration was to have been reduced by up to $2.5 million based on the total amount of certain of our transaction liabilities, the net effect of which is an increase of approximately $0.007 per share (or approximately $1.0 million in the aggregate) in the merger consideration that will be received by Instinet stockholders other than the defendants.

On September 16, 2005, Instinet mailed a notice of settlement to its stockholders. On October 25, 2005, the Delaware Court of Chancery certified the class of Instinet Group shareholders and approved the proposed settlement as fair and reasonable. Separately, on November 30, 2005, the Court will hold a hearing to consider plaintiffs’ counsel’s application for an award of attorneys’ fees and reimbursement of expenses. The settlement is still subject to the entry of a final and non-appealable judgment dismissing the consolidated action with prejudice and the delivery of appropriate releases.

From time to time, the Company is involved in various legal and regulatory proceedings arising in the ordinary course of business. The Company is also subject to periodic regulatory audits, inspections and investigations. While any litigation contains an element of uncertainty, management believes, after consultation with counsel, that the outcomes of such proceedings or claims are unlikely to have a material adverse effect on the Company.

Leases

The Company has contractual obligations to make future payments primarily for operating leases for office space with Reuters and third parties. Certain leases contain renewal options and escalation clauses. The Company’s aggregate minimum lease commitments after 5 years primarily relate to the Company’s office space leases in New York City and Jersey City, New Jersey, expiring on various dates through 2021. As of September 30, 2005, future minimum rental commitments under non-cancelable operating leases (net of non-cancelable sublease proceeds) for future periods are as follows:

	Gross Rental Commitments	Sublease Income	Net Rental Commitments
Remainder of the year ending December 31, 2005	$10,499	$3,501	$6,998
Year ending December 31, 2006	37,782	12,736	25,046
Year ending December 31, 2007	34,949	13,149	21,800
Year ending December 31, 2008	33,829	13,287	20,542
Year ending December 31, 2009	33,414	13,877	19,537
Year ending December 31, 2010 and Thereafter	237,224	135,761	101,463

Total	$387,697	$192,311	$195,386

Note 13. Collateral Arrangements

As of September, 2005 and December 31, 2004, the fair value of collateral held by the Company that could be sold or repledged totaled $201,607 and $185,511, respectively. Such collateral is generally obtained under resale and securities borrowing agreements. Of this collateral, $199,446 and $179,853 had been sold or repledged as of September 30, 2005 and December 31, 2004, respectively, generally to cover short sales or effect deliveries of securities.

Note 14. Net Capital Requirements

The Company’s broker-dealer subsidiaries are subject to the SEC Uniform Net Capital Rule 15c3-1 under the Securities Exchange Act of 1934 administered by the SEC, the New York Stock Exchange and the National Association of Securities Dealers, which requires the maintenance of minimum net capital. All subsidiaries have elected to use the alternative method, which requires that they maintain minimum net capital equal to:

•	$250 for general broker-dealers;

•	1,000 for market makers; and

•	the greater of $1,500 or 2% of aggregate debit items arising from customer transactions for clearing firms.

The table below summarizes the minimum capital requirements for the Company’s U.S. broker-dealer subsidiaries.

	September 30, 2005			December 31, 2004
	Net Capital	Net Capital Requirement	Excess Net Capital	Net Capital	Net Capital Requirement	Excess Net Capital
Instinet, LLC	$35,295	$250	$35,045	$24,140	$250	$23,890
Inet ATS, Inc.	36,199	1,000	35,199	29,932	1,000	28,932
Instinet Clearing Services, Inc.	20,014	1,500	18,514	7,542	1,500	6,042
Bridge Trading Company	3,921	250	3,671	11,227	797	10,430
Harborview, LLC	4,820	250	4,570	1,123	250	873
Island Execution Services, LLC	1,470	1,000	470	1,449	1,000	449

Total	$101,719	$4,250	$97,469	$75,413	$4,797	$70,616

The Company’s international broker-dealer subsidiaries are subject to capital adequacy requirements promulgated by authorities of the countries in which they operate. As of September, 2005 and December 31, 2004, these subsidiaries had met their local capital adequacy requirements.

Note 15. Segment Information

In reporting to management, the Company’s operating results are categorized into two business segments, Instinet and INET. Eliminations represent intercompany revenue and expenses. Segment operating results exclude LJR, which is treated as a discontinued operation.

Segment Operating Results

	Three Months Ended September 30, 2005				Three Months Ended September 30, 2004
	Instinet	INET	Eliminations & Corporate	Total	Instinet	INET	Eliminations & Corporate	Total
Transaction fees	$139,638	$114,865	$(8,054)	$246,449	$146,605	$104,057	$(4,966)	$245,696
Interest income, net	2,009	953	5,003	7,965	2,916	402	—	3,318

Total revenue, net	141,647	115,818	(3,051)	254,414	149,521	104,459	(4,966)	249,014
Total expenses	169,435	111,426	(11,819)	269,042	149,386	99,353	(8,997)	239,742

Pre-tax earnings	$(27,788)	$4,392	$8,768	$(14,628)	$135	$5,106	$4,031	$9,272

Quarter-end total assets	$934,348	$200,879	$705,631	$1,840,858	$1,187,736	$203,532	$284,323	$1,675,591

	Nine Months Ended September 30, 2005				Nine Months Ended September 30, 2004
	Instinet	INET	Eliminations & Corporate	Total	Instinet	INET	Eliminations & Corporate	Total
Transaction fees	$436,487	$356,853	$(22,340)	$771,000	$508,216	$334,915	$(14,746)	$828,385
Interest income, net	6,929	1,873	10,715	19,517	9,298	1,060	—	10,358

Total revenue, net	443,416	358,726	(11,625)	790,517	517,514	335,975	(14,746)	838,743
Total expenses	487,662	335,006	(47,998)	774,670	504,978	313,556	(35,817)	782,717

Pre-tax earnings	$(44,246)	$23,720	$36,373	$15,847	$12,536	$22,419	$21,071	$56,026